Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

May 14, 2010


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Victoria Internet Services, Inc.
Brooklyn, New York

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1/A, Amendment No. 2, Registration Statement under the Securities Act of 1933, filed by Victoria Internet Services, Inc. of our report dated February 23, 2010, relating to the financial statements of Victoria Internet Services, Inc., a Nevada Corporation, as of and for the period ending December 31, 2009, and the reference to us under the caption "Experts".

Sincerely,


/s/ Silberstein Ungar, PLLC
----------------------------------
Silberstein Ungar, PLLC